UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2005

SCHNITZER STEEL INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

OREGON (State or other jurisdiction of incorporation)	0-22496 (Commission File Number)	93-0341923 (IRS Employer Identification No.)

3200 N.W. Yeon Ave.
P.O. Box 10047
Portland, OR	97296-0047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (503) 224-9900

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 19, 2005, the Board of Directors (the “Board”) of Schnitzer Steel Industries, Inc. (the “Company”) elected John D. Carter as Chief Executive Officer and President, and Kenneth M. Novack as Chairman, replacing Robert W. Philip, who stepped down from these positions and from the Board, effective immediately. The Board also elected Mr. Carter to the Board of Directors.

Mr. Carter, 59, an Oregon native, is a Director of Northwest Natural Gas Company, Flir Systems, and Kuni Automotive in the U.S. In the United Kingdom, he serves as a Director of London & Continental Railways and Cross London Rail Links. He served until 2002 as Executive Vice President and Director of Bechtel Group, Inc. His duties included providing senior executive oversight of Bechtel's telecommunications, industrial, and water businesses. While serving as President of Bechtel's Europe, Africa, Middle East, Southwest Asia region, he played a lead role in the organizational and financial restructuring of the Channel Tunnel Rail Link in the United Kingdom, in addition to managing the execution of other power, petroleum and civil projects. An attorney, he also served as General Counsel of the Bechtel global engineering and construction organization.

The Company expects to enter into an employment agreement with Mr. Carter. At this time, the broad parameters for Mr. Carter’s employment are set and his compensation is expected to be similar to that of his predecessor.

Mr. Novack, a Director since 1991, is Chief Executive Officer of Schnitzer Investment Corp. He also served as Chairman of Lasco Shipping Co.

Item 8.01.	Other Events

The Board, through its Audit Committee, is continuing its independent investigation of alleged practices of paying commissions to purchasing managers of the Company’s customers in Asia in connection with export sales of recycled ferrous metals. This investigation, disclosed by the Company in November 2004, is being conducted through the Audit Committee by an outside law firm. The Company has notified the U.S. Department of Justice and the Securities and Exchange Commission of the investigation; has instructed its outside law firm to provide those agencies with the information obtained as a result of the investigation; and is cooperating fully with those agencies.

A copy of the press release disclosing the matters described in this Form 8-K is attached hereto as exhibit 99.1. The press release is incorporated herein by reference. The letter of Robert W. Philip is attached hereto as exhibit 99.2.

Forward-looking statements

Certain statements in this Form 8-K are "forward-looking statements" within the meaning of U.S. federal securities laws. The Company intends that these statements be covered by the safe harbors created under these laws. These forward-looking statements include, but are not limited to, statements about the continuing independent investigation. These forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from the information set forth in these forward-looking statements include the timing and results of the completion of the independent investigation and other factors and events, some of which are discussed in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Many of these factors and events are beyond the Company's ability to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements, which only speak as of the date of this Form 8-K. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this Form 8-K or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits.

99.1	Press release of Schnitzer Steel Industries, Inc. issued on May 19, 2005.

99.2	Letter of Robert W. Philip dated May 18, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHNITZER STEEL INDUSTRIES, INC. (Registrant)

Dated: May 20, 2005	By:	/s/ Kelly E. Lang
Kelly E. Lang
Vice President, Corporate Controller